UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2006

GTECH Holdings Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11250	05-0450121
(Commission file number)	(IRS Employer Identification Number)

55 Technology Way, West Greenwich, Rhode Island 02817

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 401-392-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2006, GTECH Holdings Corporation (the “Registrant”) announced that it had entered into an agreement and plan of merger with Lottomatica S.p.A., an Italian corporation (“Lottomatica”), Gold Holding Co., a Delaware corporation and a direct wholly-owned subsidiary of Lottomatica (“Parent”), and Gold Acquisition Corp., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Acquisition Co.”), whereby Acquisition Co. will merge with and into the Registrant (the “Merger”), with the Registrant as the surviving corporation.

On May 8, 2006, GTECH Corporation (“GTECH”), a wholly-owned subsidiary of the Registrant, and Lottomatica entered into employment agreements in the respective forms filed with this Report (the “GTECH Employment Agreements”) with Donald R. Sweitzer and Cornelia Laverty O’Connor, which agreements shall commence only upon completion of the Merger.

The material terms of the GTECH Employment Agreements are as follows:

Term. Mr. Sweitzer’s GTECH Employment Agreement has a term of two years commencing upon completion of the Merger, subject to three one-year extensions at Mr. Sweitzer’s option. Ms. Laverty O’Connor’s GTECH Employment Agreement has a term of five years commencing upon completion of the Merger.

Position. The GTECH Employment Agreements provide that, from completion of the Merger, GTECH shall continue to employ Mr. Sweitzer and Ms. Laverty O’Connor as, respectively, its Senior Vice President, Public Affairs and Global Business Development and Senior Vice President, Chief Marketing Officer.

Base Salary. The GTECH Employment Agreements provide for GTECH to pay Mr. Sweitzer and Ms. Laverty O’Connor base salaries equivalent to their current respective base salaries (each, a “Base Salary”).

Performance Bonus. The GTECH Employment Agreements provide that Mr. Sweitzer shall be eligible to receive an annual performance bonus equal to a percentage of his Base Salary and Ms. Laverty O’Connor shall be eligible to receive an annual performance bonus equal to a percentage of her Base Salary (each, a “Performance Bonus”). In all cases, the amount of a Performance Bonus, if any, for a given fiscal year shall be determined by the GTECH Board of Directors (or its Compensation Committee) in accordance with the performances metrics and business objectives included in the GTECH annual bonus plan for senior executives.

Benefits and Perquisites. The GTECH Employment Agreements entitle Mr. Sweitzer and Ms. Laverty O’Connor to receive life insurance and medical coverage, and other benefits and perquisites.

Change of Control; Termination. Pursuant to the GTECH Employment Agreements, in the event of a termination of Mr. Sweitzer’s or Ms. Laverty O’Connor’s employment for any reason other than cause or a resignation for good reason (as such terms are defined in the GTECH Employment Agreements) during the 18-month period following a change in control (which includes completion of the Merger), the executive will be entitled to receive a lump sum cash payment equal to 2.99 times the sum of the executive’s then-current annual Base Salary plus the average Performance Bonus paid or payable by GTECH to the executive for the three most recent full fiscal years, plus the maximum amount allowable under GTECH’s Executive Perquisite Program, or any substitute or replacement program adapted by GTECH. The executive will also vest in and be entitled to receive an amount equal to all benefits accrued under any non-qualified or qualified retirement plan and 2.99 times the average benefit accrued by and/or contributions made to retirement and nonqualified plans on behalf of such executive over the three fiscal years prior to termination. In such event, the executive will also become fully vested in and continue to receive at no additional cost through the third anniversary of termination, life insurance, and accident, health and welfare plan coverage benefits, and shall be entitled to receive a gross-up payment to make the executive whole for any effect of any change of control payments being subject to the United States federal excise tax on golden parachute payments. In addition, the executive shall be entitled in such event to a prorated Performance Bonus (based upon such executive’s target Performance Bonus) for the year of termination. To the extent that the executive is not fully vested in all qualified retirement plans, he or she will receive a payment equal to the unvested portion of such retirement plans benefits. Further, any unvested equity awards granted under the GTECH Employment Agreement shall become vested and exercisable.

The GTECH Employment Agreements also provide for certain payments and benefits to the executives in the event of qualifying termination of the executive’s employment (i.e., a termination by reason of disability or death, or termination by GTECH without cause or by the executive for good reason) that is not within 18 months after a change in control. Upon such a termination, the executive will be entitled to receive, among other things: (i) an amount equal to 18 months of the executive’s annual cash compensation (as such term is defined in the GTECH Employment Agreements), and (ii) a prorated Performance Bonus, if any, payable with respect to the fiscal year of termination. In addition, the executive will continue to receive certain life insurance, perquisite and tax preparation benefits for 18 months following termination, and will continue to receive certain medical benefits for the remainder of the stated term of the employment agreement and an additional period of 18 months thereafter. The executive will fully vest in all benefits accrued under any employee benefit plans, other than qualified retirement plans, and to the extent that the executive is not fully vested in all such qualified retirement plans, he or she will receive a payment equal to any unvested portion of his or her accounts in such retirement plans. Furthermore, any unvested equity awards granted pursuant to the GTECH Employment Agreements (as described below) then held by the executive will become fully vested.

In addition, Mr. Sweitzer’s GTECH Employment Agreement provides for him to receive a lump sum payment in the event that his employment is terminated by reason of a qualifying event (described above) prior to the second anniversary of the completion of the Merger.

In the event of a termination of an executive’s employment as a result of retirement, any vested stock options that the executive holds will remain exercisable until they expire, and the executive will be entitled to accelerated vesting of some or all of the unvested restricted stock units that were granted pursuant to the employment agreement. The percentage of unvested awards that accelerates will depend on the executive’s age and years of service at the time of retirement. In such event, the executive and his or her family shall also continue generally to receive medical insurance and benefits at no additional expense for a period of (depending upon the circumstances) between five and ten years from retirement.

Consulting Agreement. Mr. Sweitzer’s GTECH Employment Agreement will also provides that upon his retirement, GTECH will enter into a five year consulting arrangement with Mr. Sweitzer.

Equity Based Grants. The GTECH Employment Agreements provide that Mr. Sweitzer and Ms. Laverty O’Connor will be eligible for annual grants of stock options and other equity-based awards under Lottomatica’s long-term incentive plans. Of such future equity grants, at least 35% will consist of restricted stock units that will be settled in fully vested shares of Lottomatica stock upon the achievement of target performance goals.

In addition, Lottomatica agrees to grant: (a) Ms. Laverty O’Connor a retention equity award of 12,500 fully vested shares of Lottomatica, such awards to vest in five equal annual installments of 2,500 shares (assuming that Ms. Laverty O’Connor is employed by GTECH at the time of the respective vesting dates); and (b) Mr. Sweitzer a retention equity award of 16,000 fully vested shares of Lottomatica, such award to vest in two equal annual installments, and an additional retention equity award of 8,000 fully vested shares for each additional year of Mr. Sweitzer’s employment (up to three) (assuming that Mr. Sweitzer is employed by GTECH at the time of the respective vesting dates).

Finally, within 60 days following completion of the Merger, Mr. Sweitzer will be entitled to a grant of equity-based awards consisting of stock options valued at $731,250 and restricted stock units valued at $393,750. The stock options will vest in a manner consistent with stock options granted to other senior executives of Lottomatica. The restricted stock units will vest upon the achievement of target performance goals in a manner consistent with the equity compensation policies for other senior executives of Lottomatica.

The GTECH Employment Agreements provide that Lottomatica may substitute equivalent awards payable in cash for any stock options or restricted stock units granted pursuant to the GTECH Employment Agreements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTECH HOLDINGS CORPORATION

By:	/s/Walter G. DeSocio
Walter G. DeSocio
Senior Vice President, General Counsel and Secretary

Dated: May 11, 2006

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